Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Ben Gong	408-523-2175
		Sarah Norton	408-523-2161

INTUITIVE SURGICAL ANNOUNCES $112.6 MILLION FOURTH QUARTER REVENUE, UP 56%

SUNNYVALE, CALIF. February 1, 2007 – Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported fourth quarter 2006 revenue of $112.6 million, increasing 56% from $72.1 million for the fourth quarter of 2005. Higher revenue was driven by increased da Vinci® Surgical System sales and continued growth in recurring revenue.

Fourth quarter 2006 instrument and accessory revenue increased 62% to $33.3 million from $20.6 million during the fourth quarter of 2005. Fourth quarter 2006 system revenue increased 53% to $63.0 million from $41.3 million during the fourth quarter of 2005. Fourth quarter 2006 service and training revenue increased 60% to $16.3 million from $10.2 million during the fourth quarter of 2005.

Revenue for the year ended December 31, 2006 totaled $372.7 million, increasing 64% from $227.3 million for the year ended December 31, 2005.

	Three Months Ended December 31,			Twelve Months Ended December 31,
Revenue ($ Millions)	2006	2005	Increase	2006	2005	Increase
Instruments/Accessories	$33.3	$20.6	$12.7	$111.7	$67.8	$43.9
Systems	63.0	41.3	21.7	205.9	124.6	81.3
Service/Training	16.3	10.2	6.1	55.1	34.9	20.2

	$112.6	$72.1	$40.5	$372.7	$227.3	$145.4

Fourth quarter 2006 operating income was $35.4 million compared with $23.5 million for the fourth quarter of 2005. Operating results for the fourth quarter of 2006 included $6.8 million of stock compensation expense in accordance with the Financial Accounting Standards Board SFAS 123R. Excluding the $6.8 million of non-cash stock compensation expense, fourth quarter 2006 operating income was $42.2 million, up 80% compared with the fourth quarter of 2005.

Fourth quarter 2006 net income, including non-cash stock compensation expense, was $23.6 million, or $0.62 per diluted share. Excluding the impact of stock compensation expenses, fourth quarter 2006 net income was $28.1 million, or $0.73 per diluted share. Fourth quarter 2005 net income of $49.5 million included a tax benefit of $22.2 million associated with the recognition of deferred tax assets.

Net income for the year ended December 31, 2006, including non-cash stock compensation expense, was $72.0 million, or $1.89 per diluted share. Excluding the impact of stock compensation expenses, net income for the twelve months ended December 31, 2006 was $88.3 million, or $2.32 per diluted share.

Fourth quarter 2006 earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expenses (EBITDA) was $45.1 million, up 78% compared to $25.3 million for the fourth quarter 2005. EBITDA for the twelve months ended December 31, 2006 was $142.4 million, up 89% compared to $75.5 million for the twelve months ended December 31, 2005.

Intuitive ended the fourth quarter of 2006 with cash, cash equivalents and investments of $330.3 million, up $38.0 million from the end of the previous quarter and up $127.6 million from fiscal year 2005.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, “We are pleased with our fourth quarter revenue and earnings growth. Our financial results reflect the ongoing adoption of robotic surgery, driven by patients seeking out superior surgical outcomes enabled by the da Vinci® Surgical System.”

The Company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical’s website at www.intuitivesurgical.com.

About Intuitive’s Products:

The da Vinci® Surgical System consists of a surgeon’s viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons’ technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon’s natural hand, wrist and finger movements on instrument controls at the surgeon’s console outside the patient’s body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked “smart” medical devices.

Intuitive®, da Vinci®, da Vinci® S™, InSite®, EndoWrist®, Hermes®, and Aesop® are trademarks or registered trademarks of Intuitive Surgical, Inc.

About non-GAAP Financial Measures:

To supplement our consolidated financial statements presented in accordance with GAAP, Intuitive has presented the following information defined as non-GAAP financial information by the SEC: non-GAAP (pro forma) statements of operations and EBITDA. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of GAAP to non-GAAP Consolidated Statements of Operations” and “Unaudited Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Reconciliation” included in this press release.

Intuitive’s management believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance and liquidity by excluding certain expenses that may not be indicative of core operating results. Intuitive believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Intuitive’s performance and when planning, forecasting and analyzing future periods.

Intuitive has computed its non-GAAP financial measures using the same consistent method from quarter to quarter. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions; delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as “estimate”, “project”, “plan”, “intend”, “expect”, “anticipate”, “believe” and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2006	2005		2006	2005
Revenue:
Products	$96,287	$61,919		$317,599	$192,417
Services	16,280	10,176		55,083	34,921

Total revenue	112,567	72,095		372,682	227,338
Cost of revenue:
Products	29,161	18,785		97,615	58,357
Services	8,461	4,748		27,231	15,412

Total cost of revenue	37,622	23,533		124,846	73,769

Gross profit	74,945	48,562		247,836	153,569

Operating costs and expenses:
Selling, general and administrative	31,050	20,784		110,703	67,443
Research and development	8,448	4,268		29,778	17,354

Total operating costs and expenses	39,498	25,052		140,481	84,797

Income from operations	35,447	23,510		107,355	68,772

Interest and other income, net	4,181	1,928		12,783	5,035

Income before income taxes	39,628	25,438		120,138	73,807
Income tax expense (benefit)	15,987	(24,087	) *	48,094	(20,327	) *

Net income	$23,641	$49,525		$72,044	$94,134

Net income per common share:
Basic	$0.64	$1.38		$1.96	$2.68

Diluted	$0.62	$1.31		$1.89	$2.51

Shares used in computing basic and diluted net income per common share:
Basic	37,009	35,819		36,737	35,070

Diluted	38,241	37,675		38,093	37,488

*	Includes a one-time deferred tax benefit of $22.2 million related to the reversal of the tax asset valuation allowances.

INTUITIVE SURGICAL, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENTS OF

OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three months ended December 31, 2006			Three months ended December 31, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Revenue:
Products	$96,287	$—	$96,287	$61,919
Services	16,280	—	16,280	10,176

Total revenue	112,567	—	112,567	72,095

Cost of revenue:
Products	29,161	(629)	28,532	18,785
Services	8,461	(399)	8,062	4,748

Total cost of revenue	37,622	(1,028)	36,594	23,533

Gross profit	74,945	1,028	75,973	48,562
% total revenue	66.6%	0.9%	67.5%	67.4%

Operating costs and expenses:
Selling, general, and administrative	31,050	(4,315)	26,735	20,784
Research and development	8,448	(1,441)	7,007	4,268

Total operating costs and expenses	39,498	(5,756)	33,742	25,052

Income from operations	35,447	6,784	42,231	23,510
% total revenue	31.5%	6.0%	37.5%	32.6%

Interest and other income, net	4,181	—	4,181	1,928

Income before income taxes	39,628	6,784	46,412	25,438
Income tax expense (benefit)	15,987	2,345	18,332	(24,087	) *

Net income	$23,641	$4,439	$28,080	$49,525

Net income per common share:
Basic	$0.64	$0.12	$0.76	$1.38

Diluted	$0.62	$0.11	$0.73	$1.31

Shares used in computing basic and diluted net income per common share:
Basic	37,009		37,009	35,819

Diluted	38,241		38,241	37,675

*	Includes a one-time deferred tax benefit of $22.2 million related to the reversal of the tax asset valuation allowances.

INTUITIVE SURGICAL, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

				Year ended December
	Year ended December 31, 2006			31, 2005
	GAAP	123R Impact	Pro Forma	As Reported
Revenue:
Products	$317,599	$—	$317,599	$192,417
Services	55,083	—	55,083	34,921

Total revenue	372,682	—	372,682	227,338
Cost of revenue:
Products	97,615	(2,417)	95,198	58,357
Services	27,231	(1,452)	25,779	15,412

Total cost of revenue	124,846	(3,869)	120,977	73,769

Gross profit	247,836	3,869	251,705	153,569
% total revenue	66.5%	1.0%	67.5%	67.6%
Operating costs and expenses:
Selling, general, and administrative	110,703	(16,037)	94,666	67,443
Research and development	29,778	(5,354)	24,424	17,354

Total operating costs and expenses	140,481	(21,391)	119,090	84,797

Income from operations	107,355	25,260	132,615	68,772
% total revenue	28.8%	6.8%	35.6%	30.3%

Interest and other income, net	12,783	—	12,783	5,035

Income before income taxes	120,138	25,260	145,398	73,807
Income tax expense (benefit)	48,094	8,962	57,056	(20,327)*

Net income	$72,044	$16,298	$88,342	$94,134

Net income per common share:
Basic	$1.96	$0.44	$2.40	$2.68

Diluted	$1.89	$0.43	$2.32	$2.51

Shares used in computing basic and diluted net income per common share:
Basic	36,737		36,737	35,070

Diluted	38,093		38,093	37,488

*	Includes a one-time deferred tax benefit of $22.2 million related to the reversal of the tax asset valuation allowances.

INTUITIVE SURGICAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	12/31/06	12/31/05
Cash, cash equivalents, and investments	$330,296	$202,739
Accounts receivable, net	94,680	52,849
Inventory	24,295	15,170
Property and equipment, net	59,939	52,225
Goodwill	118,240	124,638
Deferred tax assets	31,677	40,758
Other assets	12,663	13,208

Total assets	$671,790	$501,587

Accounts payable and other accrued liabilities	$44,700	$33,485
Deferred revenue	37,385	25,511

Total liabilities	82,085	58,996
Stockholders’ equity	589,705	442,591

Total liabilities and stockholders’ equity	$671,790	$501,587

INTUITIVE SURGICAL, INC.

UNAUDITED CONSOLIDATED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND

AMORTIZATION (EBITDA) RECONCILIATION

(IN THOUSANDS)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income	$23,641	$49,525	$72,044	$94,133
Interest and other income, net	(4,181)	(1,928)	(12,783)	(5,035)
Income tax expense (benefit)	15,987	(24,087)	48,094	(20,327)
Depreciation and amortization	2,831	1,791	9,773	6,727
SFAS 123R stock compensation expense	6,784	—	25,260	—

EBITDA	$45,062	$25,301	$142,388	$75,498